UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATON

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

EVERYWARE GLOBAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EveryWare Global, Inc. 519 North Pierce Avenue Lancaster, OH 43130	Sam A. Solomon INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 14, 2014

To our Stockholders:

It is my pleasure to invite you to the 2014 Annual Meeting of Stockholders of EveryWare Global, Inc. The meeting will be held at 1:30 p.m., Eastern Time, on Wednesday, May 14, 2014, at our offices at the Columbus Airport Marriott Hotel, 1375 N. Cassady Avenue, Columbus, OH 43219. Registration will begin at 1:00 p.m.

Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 17, 2014, or their duly appointed proxies, and to guests of management. If you cannot attend the meeting in person, I urge you to participate by voting your proxy in one of the methods explained in the Notice of 2014 Meeting of Stockholders included with the proxy statement.

Your vote is important, and the Board of Directors and management of our company appreciate your cooperation in directing proxies to vote at the meeting.

Your continuing interest in our company is greatly appreciated. I look forward to seeing you at the Annual Meeting.

Sincerely,

Sam A. Solomon

EVERYWARE GLOBAL, INC.
519 North Pierce Avenue
Lancaster, Ohio 43130

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
OF EVERYWARE GLOBAL, INC. (THE “COMPANY”)

Date:	Wednesday, May 14, 2014

Time:	Registration will begin at 1:00 p.m., Eastern Time The meeting will begin at 1:30 p.m., Eastern Time

Place:	Columbus Airport Marriott Hotel 1375 N. Cassady Avenue Columbus, OH 43219

Purposes:

1.

To elect as Class II Directors of the Company the three candidates nominated by the Board and named in the proxy statement;

2.

To ratify  the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014; and

3.

To transact such other business as properly may come before the meeting.

Who Can Vote:	EveryWare Global stockholders of record as of the close of business on March 17, 2014.

How You Can Vote:

You may vote in person at the meeting or you may vote in advance of the meeting via the internet, by telephone or by using the proxy card enclosed with the proxy statement. If you intend to use the proxy card, please mark, date, and sign it, and then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the internet, please follow the instructions at www.proxyvote.com. You will need the control number from your proxy card in order to log onto the website. If your shares are held at a broker, bank, or other institution, you should follow the directions provided by your broker regarding instructions to vote your shares.  If you intend to vote in person at the meeting and your shares are held at a broker, bank, or other institution, you must obtain a “legal proxy” from your broker, bank, or other institution in advance of the meeting in order to vote your shares at the meeting. Please vote regardless of whether you plan to attend the Annual Meeting.

Right to Revoke Your Proxy:

You may revoke your proxy at any time before it is voted by submitting a new proxy card with a later date or by submitting a subsequent vote via the internet or by telephone. If you are a stockholder of record, you also may attend the Annual Meeting and revoke your proxy in person.

Who May Attend:	Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 17, 2014, or their duly appointed proxies, and to guests of management.

How Do I Prove I Am a Stockholder of Record:

If your shares are registered in your name, you will need to present personal photo identification. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must present (1) personal photo identification, and (2) proof of stock ownership. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank, or other institution reflecting the number of shares of common stock you owned as of March 17, 2014.

No Recording of Meeting; Packages Subject to Inspection:

Please note that you may not record the meeting using a video or audio electronic device of any kind.  To enforce this rule and for your safety, we reserve the right to inspect all packages prior to admission at the Annual Meeting and to prohibit certain electronic devices from being brought into the meeting room.

By Authorization of the Board of Directors,

Erika Schoenberger, Assistant Secretary

Lancaster, Ohio

April 14, 2014

PROXY STATEMENT

EVERYWARE GLOBAL, INC.
519 North Pierce Avenue
Lancaster, Ohio 43130

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of EveryWare Global, Inc. (the “Company” or “EveryWare Global”) of proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held on May 14, 2014, and at any and all postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.

Why did I receive this proxy statement?

A.

This proxy statement is being sent to you because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement includes information required to be disclosed to you in connection with our solicitation of proxies in connection with the Annual Meeting. Stockholders of record as of the close of business on March 17, 2014 (the record date) are entitled to vote. This proxy statement and the related proxy card are first being sent on or about April 14, 2014 to those persons who are entitled to vote at the Annual Meeting.

Q.

What is a “proxy?”

A.

A proxy is a person or entity authorized to act for another person. In this instance, the Board of Directors has appointed Sam A. Solomon, Bernard Peters and Erika Schoenberger as proxies to vote the shares represented by proxy forms submitted to the Company prior to the Annual Meeting. Giving your proxy means that you authorize these individuals to vote your shares on your behalf at the Annual Meeting as you specifically instruct on your proxy card with respect to each proposal or, if a matter that is not mentioned on the proxy card comes up for a vote at the Annual Meeting, in accordance with their judgment.

Q.

What is a Proxy Statement?

A.

The document you are reading is a Proxy Statement. It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Annual Meeting. It is sent in conjunction with a solicitation of your proxy.

Q.

Why is the Company soliciting my proxy?

A.

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you are a “stockholder of record,” which means that you were shown on the Company’s records as the owner of common stock of the Company or you were the beneficial owner of shares held in street name at the close of business on March 17, 2014, the record date. All stockholders of record are entitled to vote at the meeting. It is important that as many stockholders as possible attend the meeting, either in person or by proxy, and vote on the issues to be decided at the Annual Meeting. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues.

Q.

Why did I receive more than one proxy statement?

A.

You may receive more than one proxy statement if you hold EveryWare Global stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

A.

 Stockholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other institution, then you are the “beneficial owner” of shares held in “street name.” The entity holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that entity on how to vote the shares held in your account.

Q.

How do I obtain voting instructions if my stock is held in “street name?”

A.

If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker, or other institution holding your stock.  This notice contains instructions regarding how to access the proxy materials and how to vote.

Q.

If I hold my stock in street name and fail to provide specific voting instructions to the bank, broker, or other institution holding it on my behalf, will my stock still get voted?

A.

Not on all matters. If you hold your shares in street name and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to the entity holding the stock on your behalf in response to the notice you receive from it.

Q.

If I hold my stock in street name and do not provide specific voting instructions to the bank, broker, or other institution holding it on my behalf, for which proposals will a vote not be cast on my behalf?

A.

If you are a holder of shares in street name and you fail to provide specific voting instructions to the entity holding the stock on your behalf, a vote will not be cast on your behalf with respect to the election of Directors (Proposal No. 1).

Q.

If I hold my stock in street name and do not provide specific voting instructions to the bank, broker, or other institution holding it on my behalf, for which proposals may a vote be cast on my behalf?

A.

If you are a holder of shares in street name and you fail to provide specific voting instructions to the entity holding the stock on your behalf, that entity may cast a vote on your behalf only with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).

Q.

What are “broker non-votes” and how are they counted for voting purposes?

A.

“Broker non-votes” occur when a broker (or a bank or other institution holding someone’s shares) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the holder on how to vote them and the holder does not have discretionary voting power with respect to the proposal. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting and are counted to determine whether there is a quorum present at the meeting.

Q.

What documentation must I provide to be admitted to the Annual Meeting?

A.

If your shares are registered in your name, you will need to present personal photo identification. If your shares are not registered in your name (if, for instance, your shares are held in street name for you by your broker, bank, or other institution), you must present (1) personal photo identification and (2) proof of stock ownership. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank, or other institution, as long as such statement or letter reflects the number of shares of common stock you owned as of March 17, 2014.

Q.

What documentation must I provide to vote in person at the Annual Meeting?

A.

Upon admission, if you are a stockholder of record, you may vote all shares registered in your name in person at the Annual Meeting. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in a street name and held by your broker, bank, or other institution for your benefit), you must obtain and bring with you to the meeting a “legal proxy” from the broker, bank, or other institution in whose name any of your shares are held in order to vote those shares in-person at the meeting. You should contact the bank, broker, or other institution that holds those shares for specific information on how to obtain a legal proxy in order to vote them at the meeting.

Q.

Is there any way for me to vote other than in person or by proxy at the Annual Meeting?

A.

Yes. If you are a stockholder of record, you may vote over the telephone or via the internet at www.proxyvote.com. That website provides instructions for voting by these methods. If you hold your shares in street name, you must follow the instructions contained in the notice provided to you by the broker, bank or other institution holding your shares on your behalf.  If you are a stockholder of record and elect to receive a paper copy of proxy materials from the Company, you may vote by completing the proxy card and returning it by regular mail.

Q.

Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.

You are entitled to one vote for each share of the Company’s common stock that you held as of the close of business on March 17, 2014, the record date.

Q.

What is a quorum and why is it important?

A.

In the context of the Annual Meeting, a quorum is the presence at the meeting, either in person or by proxy, of stockholders holding the minimum number of shares of the Company’s stock necessary to make the proceedings of that meeting valid under the Company’s By-laws and applicable law.

More specifically, the presence of stockholders at the meeting, in person or represented by proxy, holding a majority of our issued and outstanding shares of common stock constitutes a quorum. As of March 17, 2014, there were 22,120,023 issued and outstanding shares of our common stock, which is the only class of stock outstanding. The number of shares of our common stock necessary to constitute a quorum in the context of the Annual Meeting thus is 11,060,012.

Q.

How many votes are needed for the proposals to pass?

A.

Election of Directors (Proposal No. 1.).   Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote for the election of directors at the special meeting of stockholders.  This means that the three nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.  Abstentions and broker non-votes will have no effect on the election of directors.

Advisory Vote to Ratify Appointment of Independent Registered Public Accounting Firm (Proposal No. 2). This proposal can be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. In this context, the “affirmative vote of a majority of the votes cast” means that the number of votes cast “FOR” a proposal exceeds the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes also are not counted as votes in this context.

Q.

What does it mean to “ABSTAIN” from voting and what impact does that have?

A.

If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted with respect to that proposal. Your shares, however, will be considered “present” and “entitled to vote” at the meeting and will be counted to determine whether there is a quorum present at the Annual Meeting. Beyond being counted for purposes of establishing a quorum, the practical effect of voting to “ABSTAIN” may vary depending upon the proposal for which you submit it. With respect to each of the proposals being voted on at this Annual Meeting, however, voting to “ABSTAIN” will have no practical effect because the outcome of the vote on each proposal will be based upon the number of votes cast and votes to “ABSTAIN” are not counted as votes cast.

Q.

Who will count the votes?

A.

The votes will be counted by an inspector of election appointed by the Board. The Board has appointed Broadridge Financial Services as the inspector of election, and a representative from Broadridge Financial Services will perform that function for the meeting.

Q.

What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.

If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the proxies as recommended by the Board of Directors.

Q.

How does the Board of Directors recommend that I vote?

A.

The Board of Directors recommends that you vote your shares:

1.

FOR the election of each of the nominee directors (Proposal No. 1).

2.

FOR the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).

Q.

What does it mean for the Company to be an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and have elected to comply with certain reduced public company reporting requirements that have been made available to such companies.

As an emerging growth company:

•

we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•

we are not required to give our stockholders non-binding, advisory “say-on pay” votes on executive compensation arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company.  We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the date on which we are deemed to be a large accelerated filer, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 14, 2014

This proxy statement and our 2013 Annual Report are available at www.proxyvote.com.

BACKGROUND

On May 21, 2013, we completed a business combination (the “Business Combination”) between ROI Acquisition Corp. (“ROI”) and EveryWare LLC (f/k/a EveryWare Global, Inc.) (“Former EveryWare”) pursuant to the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI, ROI Merger Sub Corp. (“Merger Sub Corp.”), ROI Merger Sub LLC (“Merger Sub LLC”), and Former EveryWare providing for the merger of Merger Sub Corp. with and into Former EveryWare, with Former EveryWare surviving the merger as a wholly-owned subsidiary of the Company, immediately followed by the merger of Former EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of the Company. In connection with the Business Combination, the Company changed its name from ROI Acquisition Corp. to EveryWare Global, Inc., and Merger Sub LLC, which survived the merger with Former EveryWare, changed its name to EveryWare, LLC. In connection with the closing, we redeemed a total of 4,679,627 shares of common stock pursuant to the terms of our pre-merger charter, resulting in a total payment to redeeming stockholders of $46.7 million. In the Business Combination, we paid the following consideration to the former equity holders of Former EveryWare: (i) $90.0 million in aggregate cash consideration, (ii) 12,190,000 shares of common stock and (iii) 3,500,000 additional shares of common stock that are subject to forfeiture in the event that the trading price of our common stock does not exceed certain price targets subsequent to the closing (the “Earnout Shares”). Immediately prior to the closing, Clinton Magnolia Master Fund, Ltd., the sponsor of ROI (the “Sponsor”), and its affiliate, Clinton Spotlight Master Fund, L.P., purchased 1,050,000 and 600,000 shares, respectively, of the Company’s common stock at a purchase price of $10.00. In connection with the Business Combination, our subsidiary Universal Tabletop, Inc. refinanced the $150.0 million term loan facility obligations of Anchor Hocking, LLC and Oneida Ltd. into a new $250.0 million term loan facility and entered into a second amendment to the existing asset-based revolving credit facility, which provides for borrowings of up to $50.0 million, subject to borrowing base limitations. Upon completion of the Business Combination, Monomoy Capital Partners, L.P., MCP Supplemental Fund, L.P., Monomoy Executive Co-Investment Fund, L.P., Monomoy Capital Partners II, L.P. and MCP Supplemental Fund II, L.P. (collectively, the “MCP Funds”) owned approximately 68.1% of the voting power of our common stock.  On July 15, 2013, 1,000,000 of the Earnout Shares vested as a result of the trading price of our common stock exceeding $11.00 per share for the required period. On August 5, 2013, 1,250,000 of the Earnout Shares vested, and 267,380 shares held by the Sponsor that were subject to the same forfeiture conditions as the Earnout Shares vested, due to the trading price of our common stock exceeding $12.50 per share for the required period.

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

Classified Board

In accordance with our third amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms.  At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.  Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board of Directors (including a vacancy created by an increase in the size of the Board of Directors) may be filled only by the affirmative vote of a majority of the remaining directors.  A director elected by the Board of Directors to fill a vacancy (other than a vacancy created by an increase in the size of the Board of Directors) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified.  A director appointed to fill a position resulting from an increase in the size of the Board of Directors serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Board of Directors is to be elected by stockholders and until such director’s successor is elected and qualified.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

At the 2014 Annual Meeting, the Class II directors are to be elected.  The three incumbents, William Krueger, Ronald D. McCray, and Ron Wainshal, have been nominated for the three Class II director positions and will stand for election at the Annual Meeting. If elected, each nominee will serve as a director of the Company for a term expiring on the date of the Annual Meeting in 2017 and until his successor is duly elected and qualified. If any nominee is unable to serve, or determines prior to his election that he will be unable to serve, proxies may be voted by the proxy holders for another person designated by the Board of Directors. We have no reason to believe that any nominee will be unable to serve.

In connection with the Business Combination completed on May 21, 2013, we entered into a governance agreement with our principal stockholders that provides the MCP Funds the right to designate a number of the nominees for election to our Board of Directors proportionate to MCP Funds’ ownership in the Company (but not greater than 5/9ths)  for so long as the MCP Funds beneficially own 5 percent or more of the total number of shares of our common stock then outstanding.   Further, for so long as the MCP Funds are entitled to designate a majority of the Board of Directors pursuant to the governance agreement, the MCP Funds shall designate the chairman of the board.  Of the nominees for the Board of Directors this year, Messrs. Krueger and Wainshal have been designated as nominees by MCP Funds.  See “Certain Relationships and Related Party Transactions – Governance Agreement.”

Information Concerning Class II Director Nominees

William Krueger	Age:	48

	EveryWare Global Director Since:	May 2013 (director of former EveryWare Global, Inc., which was merged into the Company as part of the Business Combination (“Former EveryWare”), since 2008)

	EveryWare Global Committees:	Compensation

Current Principal Occupation:

Executive Vice President of JATCO Ltd and Chairman of JATCO USA, Inc. and JATCO Mexico, S.A. de C.V. (all since January 2014).  JATCO Ltd, which is 75 percent owned by Nissan Motor Co., Ltd., is one of the world’s leading manufacturers of automotive transmissions.

Prior Significant Positions Held:

Mr. Krueger served as Senior Vice President of Manufacturing, Purchasing and Supply Chain Management of Nissan North, Central and South America from January 2008 to January 2014; Vice Chairman of Nissan, The Americas, from 2011 to January 2014; Vice President—Manufacturing of Nissan Motor Manufacturing from 2005 to 2007. Prior to joining Nissan, Mr. Krueger served in various senior management positions with Toyota Motor Manufacturing Kentucky and Toyota Motor Manufacturing Indiana.

	Other Public Directorships Held*:	None

	Other Information:	Mr. Krueger has earned masters degrees in both engineering and in business administration.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Krueger is qualified to serve on our Board of Directors because he has extensive experience serving in a senior executive role. Mr. Krueger also brings his engineering experience and his background in manufacturing and global marketing to the Board of Directors.

*

Included in this section for Mr. Krueger, and similarly for all other nominees below, are all directorships at public companies and registered investment companies held currently or at any time since January 1, 2009.

Ronald D. McCray	Age:	56

	EveryWare Global Director Since:	2011

	EveryWare Global Committees:	Audit and Corporate Governance and Nominating

	Current Principal Occupation:	Private investor and corporate director

	Prior Significant Positions Held:

Vice President and Chief Administrative Officer of Nike, Inc. from August 2007 until May 2009; Senior Vice President — Law and Government Affairs of Kimberly-Clark Corporation from August 2003 until August 2007 and Chief Compliance Officer from November 2004 until August 2007.  Mr. McCray joined Kimberly-Clark in 1987 and held other senior positions prior to 2003 and also served as a member of Kimberly-Clark’s management executive committee.  Before joining Kimberly-Clark, Mr. McCray was an attorney at the law firms of Weil, Gotshal & Manges LLP in New York and Jones Day in Dallas.

	Other Public Directorships Held:	A.H. Belo Corporation and Career Education Corporation

	Other Information:

Limited partner of Boston Championship Basketball, LLC and a former director of Knight-Ridder, Inc. and Kimberly-Clark de Mexico, S.A. de C.V.  Mr. McCray is also a member of the governing board of Cornell University and the Dean’s Visiting Committee of Harvard Law School, a member of the executive board of the SMU Dedman School of Law, and was nominated by President Obama to be a member of the Federal Retirement Thrift Investment Board and confirmed by the Senate in 2011.

	Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. McCray is qualified to serve on our Board of Directors because he has significant experience leading large organizations.  In addition, Mr. McCray brings to our Board of Directors his knowledge of accounting, finance, corporate governance, risk management, operations, and marketing, as well as public company board experience.

Ron Wainshal	Age:	50

	EveryWare Global Director Since:	2013

	EveryWare Global Committees:	Audit

	Current Principal Occupation:	Since 2005, Chief Executive Officer of Aircastle, Ltd., an aircraft leasing company listed on the New York Stock Exchange. He has served on Aircastle’s Board of Directors since 2010.

	Prior Significant Positions Held:

Prior to joining Aircastle, Ltd., Mr. Wainshal led the Asset Management group of General Electric Capital Aviation Services (“GECAS”), where he led many airline restructuring efforts and bond market activities, as well as holding marketing and structured finance roles. Prior to joining GECAS, Mr. Wainshal was a principal and co-owner of a financial advisory company specializing in transportation infrastructure from 1994 to 1998, and prior to that, he held positions at Capstar Partners, The Transportation Group, and Ryder System.

	Other Public Directorships Held:	Aircastle, Ltd.

	Other Information:

Mr. Wainshal holds a bachelor’s degree in Economics with majors in both Finance and Accounting from the Wharton School at the University of Pennsylvania and an MBA from the University of Chicago’s Booth School of Business. Mr. Wainshal is also a Chartered Financial Analyst.

	Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Wainshal is qualified to serve on our Board of Directors because he has experience serving as the chief executive officer and a director of a public company and in other financially-oriented roles throughout his career. In addition, Mr. Wainshal beings his experience in restructuring and bond market activities to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

Information for Continuing Directors

Daniel J. Collin (Chairman)	Age:	36

	EveryWare Global Director Since:	May 2013 (director of Anchor Holdings, Inc. from 2007 and Oneida, Ltd. from 2011)

	EveryWare Global Committees:	Corporate Governance and Nominating (Chair)

	Current Principal Occupation:	Co-founder of the MCP Funds in 2005 and partner and member of the organization’s investment committee since 2005. Co-Chief Executive Officer of the Monomoy Capital Partners funds since 2014.

Prior Significant Positions Held:

Mr. Collin was an investment professional at KPS Special Situations Fund (now known as KPS Capital Partners) from 2001 to 2005 and an investment banker in the mergers and acquisition group at JP Morgan Chase & Co. from 1999 to 2001.

	Other Public Directorships Held:	None

Other Information:

Mr. Collin currently serves on the board of directors of the following other Monomoy Capital Partners, L.P. investments of the MCP Funds: Escort, Inc., Gearbox Group, MPI Products LLC (Chairman), HTPG, Compass Automotive and Kurz-Kasch, Inc.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Collin is qualified to serve on our Board of Directors because of his experience analyzing, reviewing, and managing investments in companies in the manufacturing, distribution, and consumer product industries. Mr. Collin brings his extensive knowledge of these industries, and his expertise in mergers, acquisitions, and financial matters, to the Board of Directors. In addition, Mr. Collin has had significant involvement with the Company and its predecessors over the past seven years.

Thomas J. Baldwin (Vice Chairman)	Age:	58

	EveryWare Global Director Since:	September 2011

	EveryWare Global Committees:	Compensation

Current Principal Occupation:

Mr. Baldwin was Chairman and Chief Executive Officer of ROI from its inception in September 2011.  Mr. Baldwin also has served as Chairman of the Board of Directors and Chief Executive Officer of ROI Acquisition Corp. II (NASDAQ-ROIQ) (“ROI II”) since its inception in July 2013.  Mr. Baldwin has also been a private investor since February 2010 and a Managing Director of the Clinton Group, Inc. since September 2011.

Prior Significant Positions Held:

Previously, Mr. Baldwin served as Chairman, Chief Executive Officer and President of Morton’s Restaurant Group, Inc. (“Morton’s”) from December 2005 through February 2010.  In addition, Mr. Baldwin served as Chief Financial Officer of Morton’s from December 1988 until December 2005.  Mr. Baldwin also held several additional positions with Mortons’s including Senior Vice President Finance, Vice President Finance, Treasurer, Secretary, and Assistant Secretary.  Earlier in his career, Mr. Baldwin served as Chief Financial Officer for Le Peep Restaurants, a casual dining operator and franchisor.  His experience also includes two years as Vice President for Strategic Planning at Citigroup and seven years with General Foods Corp., now part of Kraft Foods.

	Other Public Directorships Held:	Bravo Brio Restaurant Group, Inc. and ROI II.

	Other Information:	Mr. Baldwin is also currently on several private company boards, including Firebirds Wood Fired Grill Restaurants, Benihana Restaurants, and Zoës Kitchen.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Baldwin is qualified to serve on our Board of Directors because he has comprehensive experience in brand positioning and brand management, general management, global strategy, operations, and marketing and sales.  In addition, Mr. Baldwin brings his extensive knowledge of people resources, investor relations, public relations, international and domestic development, and franchising, as well as infrastructure functions, to the Board of Directors.

Joseph A. De Perio	Age:	35

	EveryWare Global Director Since:	September 2011

	EveryWare Global Committees:	Corporate Governance and Nominating

Current Principal Occupation:

Served as ROI’s Vice Chairman of the Board and President from its inception in September 2011 until May 2013 and has continued to serve as a Director subsequent to the Business Combination.  He currently serves as a senior member of the portfolio management team of Clinton Group, Inc.

Prior Significant Positions Held:

Mr. De Perio is a senior member of the portfolio management team of Clinton Group, Inc. since October 2010 and served in the same position from 2006 to December 2007.  He was a Vice President at Millennium Management from December 2007 to September 2010, executing a public equity strategy.  Prior to his work in hedge funds, Mr. De Perio was an associate at Trimaran Capital Partners, a middle-market private equity investment fund, from 2004 to 2006, where he originated, executed, and monitored leveraged buyout and growth equity investments in the healthcare, technology, and consumer industries.  Prior to that he was an associate and an analyst in the mergers and acquisitions department of CIBC Oppenheimer.

	Other Public Directorships Held:	Overland Storage, Inc. and ROI Acquisition Corp. II. Also served on the board of directors of Viking Systems, Inc. from June 2011 until its sale to Commed Corporation in October 2012.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. De Perio is qualified to serve on our Board of Directors because he has experience in corporate finance, including as an investment analyst and portfolio manager in private equity and public equity.  In addition, Mr. De Perio brings to the Board of Directors his knowledge of corporate finance and strategic business planning activities and his experience advising and investing in public companies, including consumer products companies, including trading, structuring and research.

Barry L. Kasoff	Age:	56

	EveryWare Global Director Since:	May 2013

	EveryWare Global Committees:	Audit (Chair)

Current Principal Occupation:

Mr. Kasoff founded and is the sole owner of Realization Services, Inc., a full-service management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments, and has served as its president since 1997.

	Other Public Directorships Held:	None

Other Information:

Mr. Kasoff is licensed in three states as a Certified Public Accountant, and has authored numerous book reviews for the Journal of Accountancy (published by The American Institute of Certified Public Accountants). In connection with his management work with Realization Services, Inc., Mr. Kasoff served as the Chief Restructuring Officer of the following companies that filed voluntary petitions for reorganization under the federal bankruptcy laws: Mooney Aircraft Corporation (filed in 2001) and ACT Electronics, Inc. (filed in 2008). Mr. Kasoff also served as Chief Restructuring Officer of IQT, Inc. which was declared bankrupt under the Canadian Bankruptcy and Insolvency Act in 2011.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Kasoff is qualified to serve on our Board of Directors because he has served in many consulting, operational, and executive roles. Mr. Kasoff has extensive experience in finance and accounting, business valuations, business turnarounds, and the strategic, financial and operational aspects of operating management. Mr. Kasoff brings his perspective from handling complex financial performance, financial reporting, and financial systems and control matters in a variety of industries.

Stephen W. Presser	Age:	54

	EveryWare Global Director Since:	May 2013 (director of Anchor Holdings, Inc. from 2007 and Oneida, Ltd. from 2011)

	EveryWare Global Committees:	Compensation (Chair)

	Current Principal Occupation:	Co-founder of the MCP Funds in 2005 and partner and member of the organization’s investment committee since 2005.

Prior Significant Positions Held:

Mr. Presser was a principal at KPS Special Situations Fund (now known as KPS Capital Partners) (“KPS”) from 1997 to 2005 and an associate and a partner at Cohen, Weiss and Simon, a union-side labor law firm based in New York, New York.

	Other Public Directorships Held*:	None

Other Information:

While at KPS, Mr. Presser served as a member of the board of directors of several KPS portfolio companies, including the public company United Road Services, Inc., and he served as chairman of the board of directors at KPS companies AmeriCast Technologies, Inc. and Wire Rope Corporation of America.  Mr. Presser currently serves on the board of directors of the following other investments of Monomoy Capital Partners: Kurz-Kasch, Inc. (Chairman) and Katun Corp.

Narrative Description of Experience, Qualifications, Attributes and Skills:

Mr. Presser is qualified to serve on our board of directors because of his experience analyzing, reviewing, and managing investments in companies in the manufacturing, distribution, and consumer product industries. Mr. Presser brings his extensive knowledge of these industries, and his expertise in mergers, acquisitions, and financial matters, to the Board of Directors. In addition, Mr. Presser has had significant involvement with the Company and its predecessors for the past seven years.

Corporate Governance

Controlled Company

For purposes of The NASDAQ Stock Market (“NASDAQ”) listing rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50 percent of the voting power for the election of directors is held by an individual, a group, or another company. The MCP Funds control more than 50 percent of the combined voting power of our common stock and have the right to designate a majority of the members of our Board of Directors for nomination for election and the voting power to elect such directors.  Accordingly, we are eligible to take advantage of certain exemptions from corporate governance requirements provided in the NASDAQ listing rules.  Specifically, as a controlled company, we are not required to have and do not have (i) a Nominating/Corporate Governance Committee composed entirely of independent directors, or (ii) a Compensation Committee composed entirely of independent directors.  In accordance with those exemptions, the Corporate Governance and Nominating and the Compensation Committees do not consist entirely of independent directors.

Based upon the information submitted by each director, the Board has determined that each of Messrs. Baldwin, De Perio, Kasoff, Krueger, McCray, and Wainshal is an “independent director,” as such term is defined in the NASDAQ listing rules.  The Board of Directors regularly re-evaluates the independence of each director and may in the future determine that other current directors are independent under the rules of the NASDAQ listing rules.

The controlled company exemption does not apply to the independence requirements for the Audit Committee, and the Board of Directors has determined that the three current members of the Audit Committee all meet the NASDAQ independence requirements, as further discussed below. The Board further determined that William Krueger is an “Outside Director” as that term is used in Section 162(m) of the Internal Revenue Code and the associated Treasury Regulations, 26 CFR § 1.162-27 et seq., and is a “Non-Employee Director,” as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.  The table below shows the current membership for each of these committees.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Daniel Collin (1)			X (chair)
Thomas J. Baldwin (1)		X
Barry L. Kasoff	X (chair)
William Krueger		X
Ronald D. McCray	X		X
Joseph A. De Perio			X
Stephen Presser		X (chair)
Ron Wainshal	X

(1)

Mr. Collin is the Chairman of the Board and Mr. Baldwin is Vice Chairman.

Each of these committees reports to the Board of Directors as it deems appropriate and as the Board may request. The Board also establishes certain special purpose committees from time to time, such as a mergers and acquisitions committee.  The composition, duties, and responsibilities of the Audit, Compensation, and Corporate Governance and Nominating Committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, retaining, and evaluating our independent registered public accounting firm and approving all services to be performed by it; (2) overseeing our independent registered public accounting firm’s qualifications, independence, and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission (“SEC”); (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters; and (6) reviewing and approving related person transactions.

The membership of the Audit Committee consists of Barry L. Kasoff, Ronald D. McCray, and Ron Wainshal and it met 18 times during 2013.  Our Board of Directors has determined that Messrs. Kasoff, McCray, and Wainshal all qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership and are financially literate. It also determined that Mr. Kasoff qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.everywareglobal.com. The information on our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans, and programs; (2) reviewing and approving the compensation of our Directors, chief executive officer, and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

The membership of the Compensation Committee consists of Stephen Presser, Thomas J. Baldwin and William Krueger and it met four times during 2013.  Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.everywareglobal.com.

During 2013, the Compensation Committee engaged Hay Group, an executive compensation firm, to assist with its review of the compensation programs for our executive officers.  The Compensation Committee continues to retain Hay Group in an advisory capacity relating to executive compensation.  Although the Compensation Committee retains Hay Group, it interacts directly with our executive officers when necessary and appropriate.  Hay Group’s advisory services included providing industry and peer group benchmark data and presenting compensation plan design alternatives to the Compensation Committee for consideration.  The Compensation Committee considered and assessed all factors specified under the NASDAQ listing rules with respect to advisor independence and determined that Hay Group was an independent executive compensation firm whose scope of work is limited to research and advisory services related to executive compensation.  Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Hay Group.

Certain of our officers, including the Chief Executive Officer, Chief Financial Officer, and the Vice President of Human Resources, may from time to time attend Compensation Committee meetings when executive compensation, company performance, team performance, and individual performance are discussed and evaluated by Compensation Committee members. The executive officers are asked for their insights, ideas, and recommendations on executive compensation matters during these meetings or at other times, and also provide updates on financial performance, mergers and acquisitions, industry status, and other factors that may impact executive compensation.  The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of other executive officers.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; (2) overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles applicable to us.

The membership of the Corporate Governance and Nominating Committee consists of Daniel Collin, Joseph A. De Perio, and Ronald D. McCray and it met two times during 2013.  Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.everywareglobal.com. The information on our website is not part of this proxy statement.

In fulfilling its responsibility of identifying, screening, and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors. After the Committee deliberates, it reports its findings and recommendations to the Board. The Board then considers that recommendation and proposes a slate of nominees to the stockholders for election to the Board.

The Corporate Governance and Nominating Committee has established criteria that identify desirable experience for prospective Board of Director members, including experience as a senior officer in a public or substantial private company, breadth of knowledge about issues affecting us or our industry, and expertise in finance, manufacturing, law, human resources, or marketing. While the Corporate Governance and Nominating Committee does not have a formal diversity policy with respect to nominees, the Committee shares our commitment to an inclusive culture and endorses equal opportunity principles and practices that support these values.  Accordingly, the Corporate Governance and Nominating Committee may consider whether a potential nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.  The Corporate Governance and Nominating Committee believes that the backgrounds and qualifications of the Board of Directors, as a group, should provide a broad mix of experience, knowledge, and abilities that will allow the Committee to fulfill its responsibilities.  The Corporate Governance and Nominating Committee is committed to nondiscrimination in its selection practices and makes decisions solely on the basis of skills, qualifications, and experience.  Desired personal attributes for prospective Board of Director members include integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the Board of Directors and its committees, and a willingness to assume broad/fiduciary responsibilities on behalf of all stockholders.

The Corporate Governance and Nominating Committee will give appropriate consideration to candidates for Board of Director membership nominated by stockholders in accordance with our By-laws, or as otherwise recommended, and will evaluate such candidates in the same manner as other candidates identified to the Committee. Any such recommendations may be submitted in writing to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, Ohio 43130, and should contain all required information and any other supporting material the stockholder considers appropriate. The Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our By-laws relating to stockholder nominations as described below under “Stockholder Proposals for the 2015 Annual Meeting and Nominations of Directors.”

Compensation Committee Interlocks and Insider Participation

During 2013, no officer or employee served as a member of our Compensation Committee.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Ethics

We have adopted a Code of Business Conduct Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, and principal accounting officer, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. Both of these codes are available on our website at www.everywareglobal.com.   If we amend or grant a waiver of one or more of the provisions of either of these codes, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from such provisions that apply to our principal executive officer, principal financial officer, and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Attendance at Meetings

The Board of Directors met 10 times in 2013. We expect each director to make a diligent effort to attend all Board of Directors meetings and meetings of those committees of which he is a member. During 2013, no director attended fewer than 75 percent of the total number of meetings of the Board and those committees of which he was a member. We do not have a formal written policy regarding director attendance at the Annual Meeting, although directors are encouraged to attend.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own beneficially more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership of the equity securities of the Company and reports of changes in that ownership. Exchange Act Rule 16a-3(e) requires officers, directors, and greater-than-10-percent beneficial owners to furnish us with copies of all reports that they file pursuant to Section 16(a).

To our knowledge, based upon a review of the copies of the reports furnished to us and written representations from our executive officers and directors, all Section 16(a) filing requirements applicable to our officers and directors were complied with during 2013, except that Michael Jurbala filed a late report on Form 4 on June 12, 2013, due to an administrative error.

Board Leadership Structure

The Chief Executive Officer and Chairman of the Board of Directors positions are separated.  Sam Solomon is the Interim Chief Executive Officer and Daniel Collin is the Chairman of the Board of Directors.  We believe that this structure allows the Chief Executive Officer to devote his full attention and energy to the challenges of managing the business, while the Chairman of the Board of Directors facilitates board activities and the flow of information between management and directors.

Communication with the Board of Directors

Stockholders and interested parties may send communications to the Chairman of the Board of Directors or to any one or more of the other directors by addressing such correspondence to the name(s) of any specific director(s), or to the “Board of Directors” as a whole, and mailing it to: Secretary, c/o EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, OH 43130.

Board Oversight of Risk

Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face. The Board of Directors, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board of Directors believes that full and open communication between management and the board is essential for effective risk management and oversight. The Board of Directors meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management attends the Board of Director's quarterly meetings, as well as certain committee meetings, in order to address any questions or concerns raised by directors on risk management and any other matters. Each quarter, the Board of Directors receives presentations from senior management on business operations, financial results, and strategic issues.

The committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists in fulfilling the oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls. Risk assessment reports are regularly provided by management to the Audit Committee.  The Compensation Committee assists in fulfilling oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, including our compensation-related risk assessment and developing stock ownership guidelines for our executive officers.  The Corporate Governance and Nominating Committee assists in fulfilling oversight responsibilities with respect to the management of risks associated with Board of Directors organization, membership and structure, succession planning for directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, developing director self-evaluations, and reviewing potential conflicts of interest.

All of the committees report back to the full Board of Directors as to the committees' activities and matters discussed and reviewed at the committees' meetings. Non-employee directors are encouraged to attend all committee meetings.  At such times as there are employee directors, they would be encouraged to attend all committee meetings other than meetings where there are matters being discussed that would create a conflict of interest, such as matters related to their compensation.

 Documents Available on the Company’s Website

The charters of the Audit, Compensation, and Corporate Governance and Nominating Committees, as well as the Company’s Code of Business Conduct Ethics and Code of Ethics for Senior Financial Officers, are posted on the Company’s website at www.everywareglobal.com.  The information on our website is not part of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy Regarding Transaction with Related Persons

On May 21, 2013, our Board of Directors adopted a Related Person Transaction policy.  A “Related Person Transaction” is any transaction, arrangement, or relationship between us or any of our subsidiaries and a Related Person, not including any transactions involving $120,000 or less when aggregated with all similar transactions. A “Related Person” is any of our executive officers, directors, or director nominees, any stockholder beneficially owning in excess of five percent of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is an executive officer, a partner or principal, or in a similar position, or in which such person has a five percent or greater beneficial ownership interest in such entity. When reviewing potential Related Person Transactions, our legal department will promptly communicate such information to our Audit Committee or another independent body of our Board of Directors. No Related Person Transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board of Directors. It is our policy that directors interested in a Related Person Transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our Board of Directors in determining whether or not to approve or ratify a Related Person Transaction, and we accordingly anticipate that these determinations will be made in accordance with Delaware law.  All Related Person Transactions entered into after May 21, 2013, were approved in accordance with the policy.

Registration Rights

In connection with the closing of the Business Combination, we entered into an amended and restated registration rights agreement with (i) Clinton Magnolia Master Fund, Ltd. (the “Sponsor”), Clinton Spotlight Master Fund, L.P. (“Spotlight” and together with the Sponsor, the “Clinton Funds”), Thomas J. Baldwin, Mashburn Enterprises, LLC, David L. Burke, and Joseph A. Stein, (ii) the MCP Funds, and (iii) Monomoy Capital Partners, L.P. and Monomoy Capital Partners II, L.P., as attorneys-in-fact for the management stockholders of  former EveryWare Global, Inc., which was merged into a subsidiary of ours as part of the Business Combination (“Former EveryWare”). The amended and restated registration rights agreement relates to the shares purchased by ROI’s founders (the “founder shares”) and shares purchased by Mr. Baldwin in a private placement, shares of our common stock underlying the warrants sold to the Sponsor simultaneously with ROI’s initial public offering (the “sponsor warrants”) and the warrants purchased by Mr. Baldwin in a private placement, the shares of our common stock that we issued under the merger agreement for the Business Combination (the “merger agreement”), any shares issued or issuable upon the exercise of any equity security of EveryWare Global that is issuable upon conversion of any working capital loans in an amount up to $500,000 made to EveryWare Global, and all shares issued to a holder with respect to the securities referred to above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, share reconstruction, amalgamation, contractual control arrangement, or similar event.  The securities described in the preceding sentence are referred to below as “registrable securities.”

The registration rights agreement ROI entered into in connection with its initial public offering was amended and restated by the amended and restated registration rights agreement described above. Under the amended and restated registration rights agreement, the holders of a majority of the registrable securities are entitled to three long-form registrations and an unlimited number of short-form registrations, which we refer to as “demand registrations,” but not more than one demand registration during any six-month period. Holders of a majority of the founder shares, the sponsor warrants, and the shares purchased by Mr. Baldwin in a private placement are entitled to request one long-form or short-form registration under certain limited circumstances. The holders of a majority of the registrable securities are entitled to require us to effect an underwritten public offering of all or a portion of their registrable securities registered on the shelf registration statement, and under certain limited circumstances the holders of a majority of the founder shares, the sponsor warrants, and the shares purchased by Mr. Baldwin in a private placement are entitled to require us to effect an underwritten public offering of its registrable securities registered on the shelf registration statement, if the market value of the registrable securities included in any such offering is at least $10.0 million in the aggregate. The holders of the registrable securities also have certain “piggyback” registration rights to participate in certain registered offerings by us following the Business Combination.  All of the registration rights described in this paragraph are subject to the restrictions in the amended and restated registration rights agreement. We will pay the expenses in connection with the exercise of these rights.  In connection with the secondary public offering of our shares of common stock in September 2013, we paid a total of $1,066,981 of expenses pursuant to the amended and restated registration rights agreement.

Governance Agreement

In connection with the closing of the Business Combination, we entered into a governance agreement with the Clinton Funds and the MCP Funds (the “Governance Agreement”). Pursuant to the governance agreement, we initially had nine directors, five of whom were designated by the MCP Funds, three of whom were existing directors prior to the Business Combination, and the remaining one of whom was our then Chief Executive Officer. The governance agreement further sets forth situations where the Board of Directors can expand, as well as detailing the requirements for director and officer insurance. The MCP Funds shall have the right to designate a proportionate number (rounding up in each instance but, in any event, no more than 5/9ths) of the nominees for election to our Board of Directors for so long as the MCP Funds beneficially own five percent or more of the total number of shares of our common stock then outstanding. Further, for so long as the MCP Funds are entitled to designate nominees constituting a majority of the Board of Directors pursuant to the governance agreement, the MCP Funds shall designate the Chairman of the Board. The initial three members of each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are also set forth, and the compensation of certain directors is detailed.

Lockup Agreement

In connection with the closing of the Business Combination, we entered into a lockup agreement with the MCP Funds and with Monomoy Capital Partners, L.P. and Monomoy Capital Partners II, L.P. together as the stockholders’ representative. Pursuant to the lockup agreement, the Former EveryWare stockholders covenanted not to sell any of the shares issued pursuant to the merger agreement during the period beginning on the closing date and ending on the earlier of the date: (a) that was 180 days following the closing date, (b) on which the last sales price of our common stock equaled or exceeded $12.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the closing date, and (c) on which we consummate a liquidation, merger, stock exchange, or other similar transaction that results in all of the holders of our common stock having the right to exchange their shares of our  common stock for cash, securities, or other property.

In connection with the secondary public offering of our shares of common stock in September 2013, the Audit Committee of our Board of Directors waived the application of the lockup provisions of the lockup agreement to permit the sale of shares in the secondary offering as contemplated by the prospectus supplement filed with the SEC on September 12, 2013, to the extent of the number of shares of common stock that were actually sold in such offering. The provisions of the lockup agreement remained in full force and effect with respect to the remaining shares of common stock then subject thereto. The lockup provisions ended on November 17, 2013.

Pursuant to the lockup agreement, in the event the trading price of our common stock does not exceed certain price targets subsequent to the closing, the Former EveryWare stockholders will forfeit any and all rights to a portion of the shares that were issued at the closing as part of the 3,500,000 additional shares issued as part of the consideration for the Business Combination that were subject to such forfeiture (the “earnout shares”), which forfeiture will be effected by us redeeming such shares from the Former EveryWare stockholders for nominal consideration. In the event the last sale price of our common stock did not equal or exceed $11.00, $12.50, and $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth anniversary of the closing date, each Former EveryWare stockholder would forfeit any and all rights to a pro rata portion (as amongst the Former EveryWare stockholders and their permitted transferees) of 1,000,000, 1,250,000, and 1,250,000 of the shares issued at the closing as part of the earnout shares, respectively.  During 2013, the vesting triggers associated with $11.00 and $12.50 share prices were achieved; therefore 2,250,000 of the earnout shares vested and 267,380 shares held by the Sponsor that were subject to forfeiture vested.

Sponsor Lockup Agreement

On May 20, 2013, we entered into a separate lockup agreement with the Sponsor and Spotlight in connection with purchases of 1,650,000 shares of our common stock by the Sponsor and Spotlight.  Pursuant to that lockup agreement, all shares purchased by the Sponsor and Spotlight were subject to a 180-day lockup on the same terms as the lockups on the shares issued by us to the stockholders of Former EveryWare in the Business Combination.  The Sponsor lockup provisions also ended on November 17, 2013.

Advisory Agreement

Former EveryWare entered an into advisory agreement with the MCP Funds on November 1, 2011, relating to certain advisory and consulting services to be rendered to it by MCP Funds, and it amended and restated the advisory agreement on March 23, 2012. In consideration of the services provided under the agreement, Former EveryWare agreed to pay MCP Funds a quarterly fee in the amount of $625,000. In addition, Former EveryWare agreed to pay MCP Funds a fee equal to one percent of the aggregate value of each transaction resulting in a material acquisition, disposition, divestiture, recapitalization, or debt or equity financing by or involving Former EveryWare or its subsidiaries. Former EveryWare agreed to reimburse MCP Funds for their reasonable out-of-pocket fees and expenses incurred in connection with the rendering of services pursuant to the amended and restated advisory agreement, and to indemnify MCP Funds for claims arising out of or in connection with the performance of services by MCP Funds or otherwise in connection with the operation of Former EveryWare’s business. Former EveryWare paid the MCP Funds $994,571 in fees and $123,874 in expenses during the year ended December 31, 2013, and $2,595,226 in fees and $1,166,593 in expenses during the year ended December 31, 2012. The MCP Funds agreed to waive the one percent transaction fee in connection with the Business Combination, and the advisory agreement was terminated upon the closing of the Business Combination.

Consulting Services Agreement

On September 24, 2013, we entered an into a consulting services agreement with Monomoy Capital Management, L.P. (“MCM”), an affiliate of the MCP Funds, relating to certain business, financial management, and related consulting services to be rendered by MCM to EveryWare Global and its subsidiaries (the “Services”). The initial term of the consulting services agreement was three months and the consulting services agreement will be extended automatically thereafter on a month-to-month basis, provided that either party may elect in writing to terminate the consulting services agreement upon 10 days’ prior written notice of the expiration of the current or extended term. Subject to the terms of our credit agreements, we will pay to MCM a monthly fee in an aggregate amount of $35,700 for the Services. In addition, subject to the terms of our expense reimbursement and travel policies, we will reimburse MCM or any of its affiliates, or any of their respective members, managers, partners, directors, officers, employees, or agents, for all reasonable out-of-pocket fees and expenses incurred in the performance of the Services rendered under the consulting services agreement, the unreimbursed potion of which shall not exceed $20,000 at any time. We agreed to indemnify and hold harmless MCM, its affiliates, and any of their respective past, current, or future members, managers, partners, directors, officers, employees, agents, and/or controlling persons for claims arising out of, related to, caused by, based upon, or in connection with any act or omission of, or on behalf of, the Company, any of its subsidiaries, MCM, or any of the other indemnified persons, or any act or omission made at the direction of the Company or any of its subsidiaries, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted directly and primarily from the fraud, bad faith, gross negligence, or willful misconduct of the person seeking indemnification. We paid MCM $107,100 in fees and $161,600 in expenses for the fiscal year ended December 31, 2013, under the consulting services agreement.

Settlement Agreement

On April 1, 2014, we entered into a Confidential Separation Agreement and General Release with Kerri Cardenas Love, our former Chief Administrative Officer and General Counsel, whose last date of employment with us was October 7, 2013.  In consideration of Ms. Love’s release of her alleged claims against us, including but not limited to claims of gender bias and retaliatory conduct, and the other covenants and agreements given by Ms. Love, we agreed to pay Ms. Love (a) a severance payment in the amount of $140,000, representing six months of her base salary as of the last date of employment, consistent with the terms of her employment agreement, (b) a payment in the amount of $810,000, as payment in respect of alleged compensable non-wage damages Ms. Love claimed to have suffered and (c) reimbursement of $19,165 of Ms. Love’s legal expenses.

DIRECTOR COMPENSATION

Pursuant to the terms of the Governance Agreement, Daniel Collin is Chairman of the Board and receives aggregate annual compensation of $250,000 during his term of service on the Board, and Thomas J. Baldwin is Vice Chairman of the Board and receives aggregate annual compensation of $200,000 during his term of service on the Board.  Barry L. Kasoff, as Chair of the Audit Committee, receives aggregate annual compensation of $100,000 during his term of service on the Board.  Other non-employee members of the Board of Directors receive aggregate annual compensation of $75,000 during their respective terms of service on the Board.  Non-employee directors have the option to receive all or a portion of their Board of Director fees in the form of stock rather than in cash, and 25 percent of their total annual fees are paid in the form of stock awards.

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2013. Mr. Sheppard, who was a director and our Chief Executive Officer during 2013, received no compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Sheppard as an employee of EveryWare Global is presented in “—Summary Compensation Table.”

Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Daniel Collin	102,791	34,264	137,055
Thomas J. Baldwin	82,234	27,411	109,646
David L. Burke (4)	---	—	---
Joseph A. De Perio	31,848	10,616	42,464
George E. Hall (4)	---	---	---
Barry L. Kasoff	45,804	15,268	61,072
William J. Krueger (3)	60,502	10,279	70,781
Jamal Mashburn (4)	---	—	---
Ronald D. McCray (3)	40,297	11,432	51,729
Stephen Presser	30,836	10,279	41,114
Joseph Stein (4)	---	---	---
Ron Wainshal (3)	37,850	12,617	50,467

(1)

In 2013, the following directors elected to take a portion of their respective cash fees in the form of stock in addition to the 25 percent mandatory amount, based on a per share value of $8.00 per share (the closing price for our shares on the day prior to the date on which the Board of Directors approved the stock issuances): Daniel Collin, $3,904 (488 shares); Thomas J. Baldwin, $3,125 (391 shares); Joseph A. De Perio, $10,752 (1344 shares); Barry L. Kasoff, $45,804 (5,726 shares); William J. Krueger, $1,170 (146 shares); Ronald D. McCray, $16.00 (2 shares); Stephen Presser, $1,170 (146 shares); and Ron Wainshal, $34,352 (4,294 shares).  These shares were issued under the EveryWare Global, Inc. 2013 Omnibus Incentive Plan and were all fully vested upon grant.

(2)

Represents 25 percent of the individual’s 2013 director compensation fees (not counting special project fees) that the directors are required to take in the form of stock.  Based on the $8.00 per share value referenced in footnote (1), above, this resulted in the following share awards for each director: Daniel Collin, 4,283 shares; Thomas J. Baldwin, 3,426 shares; Joseph A. De Perio, 1,327 shares; Barry L. Kasoff, 1,908 shares; William J. Krueger, 1,285 shares; Ronald D. McCray, 1,429 shares; Stephen Presser, 1,285 shares; Ron Wainshal, 1,431 shares.  These shares were issued under the EveryWare Global, Inc. 2013 Omnibus Incentive Plan and were all fully vested upon grant.

(3)

Fees earned include amounts paid for service on a special committee project, as follows: William J. Krueger, $4,667; Ronald D. McCray, $6,000; and Ron Wainshal, $4,667.  Mr. Krueger’s fees earned also include $25,000 paid to him for service on the Former EveryWare Board of Directors prior to the completion of the Business Combination.

(4)

Messrs. Burke, Hall, Mashburn, and Stein served on the Board of Directors of ROI prior to the Business Combination and received no compensation for that service.  On the ROI Board of Directors, Messrs. Burke, Mashburn, McCray, and Stein were determined by that Board to be “independent directors” under the NASDAQ listing rules.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of March 31, 2014, for each person who is known by us to own beneficially more than five percent of our common stock, each director, director nominee, and named executive officer, and all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock issuable upon the exercise of options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2014, is deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person and any group of which that person is a member. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 22,120,023 shares of common stock outstanding, plus warrants currently exercisable or exercisable within 60 days of March 31,

2014, for stockholders other than our executive officers and directors who hold such warrants. Percentage of beneficial ownership of our executive officers and directors is based on 22,120,023 shares of common stock outstanding plus options and warrants currently exercisable or exercisable within 60 days of March 31, 2014, held by any executive officer or director included in the group for which percentage ownership has been calculated. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, Ohio 43130.

	Shares Beneficially Owned
Name and Address	Number	Percentage
Five Percent Stockholders:
MCP Funds (1)	13,147,594	59.4 percent
Clinton Group, Inc. (2)	5,879,926	24.0 percent
AQR Capital Management, LLC (3)	2,100,000	9.1 percent
NorthPointe Capital, LLC (4)	1,191,943	5.4 percent

Named Executive Officers and Directors:
John Sheppard (5)	40,171	*
Bernard Peters (6)	3,100	*
Jacqueline Gagnon-Volles	---	*
Thomas J. Baldwin (7)	19,856	*
Daniel Collin (8)	13,147,594	59.3 percent
Joseph A. De Perio	15,897	*
Barry L. Kasoff (9)	19,711	*
William Krueger (10)	10,445	*
Ronald McCray	4,695	*
Stephen Presser (8)	13,147,594	59.3 percent
Ron Wainshal (11)	22,782	*
All Current Directors and Executive Officers as a Group (15 persons)	13,476,857	60.8 percent

*

Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Includes (i) 8,096,581 shares (including 737,447 shares that would vest if the market price of our common stock exceeds $15.00 per share for any 20 trading days within any 30 day trading day period within five years following the closing of the Business Combination (“Earnout Shares”)) held by Monomoy Capital Partners, L.P. (“MCP”), (ii) 251,706 shares (including 22,926 Earnout Shares) held by MCP Supplemental Fund, L.P. (“MCP Supplemental Fund”), (iii) 41,917 shares (including 3,818 Earnout Shares) held by Monomoy Executive Co- Investment Fund, L.P. (“Co-Investment Fund”), (iv) 4,595,816 shares (including 418,592 Earnout Shares) held by Monomoy Capital Partners II, L.P. (“MCP II”) and (v) 145,560 shares (including 13,258 Earnout Shares) by MCP Supplemental Fund II, L.P. (“MCP Supplemental Fund II”).  Monomoy General Partner, L.P. (“Monomoy GP”), the general partner of MCP, MCP Supplemental Fund and Co-Investment Fund, may be deemed to share beneficial ownership of the shares held directly by such entities. Monomoy General Partner II, L.P. (“Monomoy GP II”), the general partner of MCP II and MCP Supplemental Fund II, may be deemed to share beneficial ownership of the shares held directly by such entities. Monomoy Ultimate GP, LLC (“Ultimate GP”), the general partner of Monomoy GP and Monomoy GP II, may be deemed to share beneficial ownership of the shares held directly by each of MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II.  Also includes 12,319 shares awarded to Daniel Collin and 3,695 shares awarded to Stephen Presser as director compensation, which are held for the benefit of Monomoy Capital Management, L.P. (“MCM”).  Mr. Collin and Mr. Presser do not have a right to any of the proceeds of the shares because MCM is entitled to receive all director compensation payable by us in respect of Mr. Collin’s and Mr. Presser’s Board positions.  As such, MCM may be deemed to be the beneficial owner of those shares.  Ultimate GP is the general partner of MCM and may be deemed to share beneficial ownership of the shares held by Messrs. Collin and Presser for the benefit of MCM.  Stephen Presser, Daniel Collin and Justin Hillenbrand are the sole members of the limited partner committee of each of Monomoy GP and Monomoy GP II that have the power, acting as a committee, to vote or dispose of the shares held directly by MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II and MCM, and may be deemed to share beneficial ownership of the shares held directly by such entities. Each of Messrs. Presser, Collin and Hillenbrand are the members of the Ultimate GP. Each of Monomoy GP, Monomoy GP II, Ultimate GP, Mr. Presser, Mr. Collin and Mr. Hillenbrand disclaim beneficial ownership of the shares held directly by MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II and MCM except to the extent of their pecuniary interest therein. The address for MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II, MCP Supplemental Fund II, MCM, Monomoy GP, Monomoy GP II, Ultimate GP, Mr. Presser, Mr. Collin and Mr. Hillenbrand is 142 West 57th Street, 17th Floor, New York, NY 10019.

(2)

Includes 5,129,925 shares held by the Sponsor and 750,000 shares held by Spotlight.  The shares held by the Sponsor include (i) 1,863,000 founder shares held by the Sponsor which were purchased from an affiliate of our Sponsor on July 26, 2012, which includes 282,255 founder shares subject to complete or partial forfeiture if the trading price of the common stock following consummation of the Business Combination, does not exceed $15.00 per share for any 20 trading days within any 30 trading day period within five years following of the closing of the Business Combination, (ii) 3,866,667 sponsor warrants to purchase 1,933,333.5 shares of common stock owned by the Sponsor which were originally purchased at our IPO, (iii) 557,184 public warrants to purchase 278,592 shares of common stock purchased in the open market, (iv) 1,050,000 common shares purchased in a private placement in conjunction with the Business Combination and (v) 5,000 shares of common stock purchased in the open market.  The shares held by Spotlight include (i) 300,000 sponsor warrants to purchase 150,000 shares of common stock purchased by our Sponsor and subsequently transferred to Spotlight immediately prior to the closing of the Business Combination and (ii) 600,000 common shares purchased in a private placement in conjunction with the Business Combination.   Spotlight is an affiliate of the Sponsor. The principal business address of Clinton Magnolia Master Fund, Ltd. and Spotlight is c/o Fortis Fund Services (Cayman) Limited, P.O. Box 2003 GT, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, Cayman Islands. Investment and voting decisions for the Sponsor and Spotlight are determined by The Clinton Group, Inc. as its investment manager. George E. Hall is the Chief Investment Officer and President of Clinton Group, Inc. As the Chief Investment Officer and President of Clinton Group, Inc., Mr. Hall has the sole voting and dispositive power with respect to the shares of our common stock held by the Sponsor and Spotlight. Mr. Hall disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  The principal business address of Clinton Group, Inc. and Mr. Hall is 601 Lexington Avenue, 51st Fl., New York, NY 10022.

(3)

Based on information contained in Schedule 13G (Amendment No. 1) dated December 31, 2013, and filed on February 13, 2014, AQR Capital Management, LLC has shared voting and dispositive power with regard to 1,050,000 shares of the common stock of the Company and warrants convertible into an additional 1,050,000 shares.  The principal business address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(4)

Based on information contained in Schedule 13G dated December 31, 2013, and filed on February 11, 2014, NorthPointe Capital, LLC has sole voting power with regard to 854,606 shares of the Company’s common stock and sole dispositive power with regard to 1,191,943 shares.  The principal business address of NorthPointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, MI 48084.

(5)

Includes 651 Earnout Shares and options to purchase 32,000 shares that are currently exercisable.

(6)

Does not include options to purchase 121,899 shares that do not vest within 60 days of March 31, 2014.

(7)

Includes 5,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(8)

These shares represent shares beneficially owned by the MCP Funds.  See footnote 1.

(9)

Includes 7,634 shares held by The Barry L. Kasoff Family Charitable Trust, Barry Kasoff as Grantor and Trustee.

(10)

Includes 538 Earnout Shares.

(11)

Includes 500 shares held as custodian for Mr. Wainshal’s son and 500 shares held as custodian for Mr. Wainshal’s daughter.

Equity Compensation Plan Information

The table below provides information, as of December 31, 2013, with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	345,902	$11.45	495,187(1)
Equity compensation plans not approved by security holders	556,536	$5.61	0(2)

(1)

Represents shares available for future issuance under the EveryWare Global, Inc. 2013 Omnibus Incentive Plan.  As a result of forfeitures since December 31, 2013, the number of securities available for future issuance under that plan as of March 31, 2014, is 590,992.

(2)

 Represents shares available for future issuance under the EveryWare Global, Inc. 2012 Stock Option Plan.  This plan has been terminated and no further awards may be made under this plan.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Overview

Our “Named Executive Officers” for the year ended December 31, 2013, include John Sheppard, who was our President and Chief Executive Officer until he left the Company on February 24, 2014, Bernard Peters, our Chief Financial Officer, and Jacqueline Gagnon-Volles, who was our Chief Marketing Officer until she left the Company on February 19, 2014.  Mr. Peters and Ms. Gagnon-Volles were our two most highly compensated executive officers other than Mr. Sheppard who were serving as executive officers as of December 31, 2013.

Our compensation policies and philosophies are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate, and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain our executive officers. We seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

To date, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, restricted stock, stock options, health and welfare benefits, and certain perquisites. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances, as well as acceleration of vesting of certain outstanding equity awards in connection with a change in control of the Company in which the MCP Funds receive a specified amount of net cash inflows with respect to or in exchange for equity securities of the Company.

The Compensation Committee is directly responsible for determining the compensation of our executive officers. It also is responsible for establishing, and periodically reviewing, our executive compensation philosophy and policies.

Compensation Tables

The following table presents summary information regarding the total compensation for the years ended December 31, 2012 and 2013, for the Named Executive Officers.  The information for 2012 relates to compensation paid to the Named Executive Officers by Former EveryWare.  The information for 2013 relates to compensation paid by Former EveryWare up through the date of the Business Combination and by EveryWare Global from that date through the end of 2013.

Summary Compensation Table

Name and Principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	All other compensation ($)(4)	Total ($)
John Sheppard (5)	2013	522,439	---	---	1,051,200	38,807	1,612,446
Chief Executive Officer	2012	311,539	550,000	100,000	1,296,834	23,593	2,281,966

Bernard Peters (6)	2013	302,884	168,125	---	627,781	30,208	1,128,998
Executive Vice President and Chief Financial Officer

Jacqueline Gagnon-Volles (7)	2013	289,307	47,000	---	---	28,397	364,704
Chief Marketing Officer	2012	260,000	36,400	---	129,684	57,152	483,236

(1)

In 2013, Mr. Peters received a signing bonus of $50,000 and also received a bonus of $118,125 pursuant to the terms of his employment agreement.  Ms. Gagnon-Volles received a discretionary bonus with respect to 2013 of $47,000 pursuant to the terms of her separation agreement as described below under “—Termination of Employment and Change in Control.”  In 2012, Mr. Sheppard received a signing bonus of $100,000 pursuant to the terms of his executive term sheet and also received a discretionary bonus of $450,000 related to his 2012 performance.  Ms. Gagnon-Volles received a discretionary bonus in 2012 of $36,400 under the Anchor Hocking 2012 Management Incentive Plan.

(2)

The amounts reported in the Stock Awards column represent the estimated grant date fair value of restricted stock awards granted calculated in accordance with U.S. GAAP. The estimated grant date fair value of the restricted stock awarded to Mr. Sheppard in 2012 was $4,774.03 per share.

(3)

Amounts reported in the Option Awards column represent the estimated grant date fair value of option awards computed in accordance with U.S. GAAP.  On August 31, 2013, 160,000 stock options were granted to Mr. Sheppard under the 2013 Omnibus Incentive Plan, and on June 12, 2013, 121,899 stock options were granted to Mr. Peters under the 2013 Omnibus Incentive Plan.  All of the 2013 option grants have an exercise price equal to the fair market value of the underlying stock on the grant date. All of the 2013 options issued are subject to time vesting conditions and vest ratably and become exercisable over a period of four years from the date of grant in the case of Mr. Sheppard’s options and five years from the date of grant in the case of Mr. Peter’s options.  The estimated grant date fair value of the 2013 Omnibus Incentive Plan options was $6.57 per share for Mr. Sheppard and $5.15 per share for Mr. Peters.

The 2012 stock options were granted on October 22, 2012, were originally exercisable for shares of Former EveryWare stock and were converted into options to acquire our stock in connection with the Business Combination. Of the stock options granted on October 22, 2012, 40 percent vest at a rate of 1/5 per year beginning on the first anniversary of the grant date. The remaining 60 percent of the stock options will vest upon a change of control, provided that the aggregate value of our equity equals or exceeds certain thresholds as described under “Employee Stock Plans—October 22, 2012 Option Awards.” The estimated grant date fair value of the time vested stock options and performance vested stock options was $3.34 per share and $3.09 per share, respectively.  Of the 2012 stock options granted, Mr. Sheppard received 162,599 time vested options and 243,898 performance-based stock options, while Ms. Gagnon-Volles received 16,260 time vested and 24,390 performance-based stock options.

The grant date fair value of the 2013 Omnibus Incentive Plan non-qualified options granted was estimated using the Black-Scholes option-pricing model. The expected volatility, risk free interest rate, expected term, and expected dividend yield assumptions used when estimating the fair value of the stock options equal 50.8 percent, 1.5 percent, 6.5 years, and 0.0 percent, respectively. The grant date fair value of the 2012 stock options was estimated using a lattice model because the Former EveryWare stock was not publicly traded on the date of the grant. The expected volatility, risk free interest rate, expected term, and expected dividend yield assumptions used when estimating the fair value of the stock options equal 48.4 percent, 0.32 percent, 2.0 years, and 0.0 percent respectively.

The risk free interest rate is based on U.S. treasury security rates corresponding to the expected term in effect as of the grant date. The expected dividend yield is based on our current dividend policy. We determined expected volatility using daily historical volatility of a group of our publicly traded industry peers over the ten year period ended on the date of grant. We determined the expected term of the stock options based on the weighted average expected timing of a liquidity event as of the date of grant. The amounts shown may not correspond to the actual value that may be realized by the named executive officers.

(4)

 “All Other Compensation” for 2013 includes the following amounts:

•

For Mr. Sheppard, $18,932 for costs associated with travel between his home in Florida and our corporate headquarters and $15,500 for the cost of a company-leased apartment while in Lancaster, Ohio, and $4,375 of matching contributions under the Company’s 401(k) plan.

•

For Mr. Peters, $25,793 for costs associated with travel between his home in Illinois and our corporate headquarters and $4,415 of matching contributions under the Company’s 401(k) plan.

•

For Ms. Gagnon-Volles, $12,486 for costs associated with travel between her home in Illinois and our corporate headquarters, $13,959 for the cost of a company-provided automobile, and $1,952 of matching contributions under the Company’s 401(k) plan.

The amounts in the “All Other Compensation” column for 2012 for Mr. Sheppard and Ms. Gagnon-Volles differ from the amounts previously reported in our prior year proxy statement because they include certain commuting travel costs reimbursed to Mr. Sheppard and Ms. Gagnon-Volles that were inadvertently not included in our prior year proxy statement.

(5)

Mr. Sheppard’s employment with the Company terminated on February 24, 2014.

(6)

Mr. Peters was hired by Former EveryWare in January 2013.

(7)

Ms. Gagnon-Volles’ employment with the Company terminated on February 19, 2014.

Employment Agreements

Set forth below is a summary of the employment agreements for our Named Executive Officers. Each of the employment agreements described below provides for certain severance and change in control benefits, which are described below under the heading “—Termination of Employment and Change in Control.”

John Sheppard

Mr. Sheppard entered into an executive term sheet with us on March 29, 2012. Pursuant to the executive term sheet, Mr. Sheppard received an annual base salary of $450,000. Mr. Sheppard was eligible for an annual bonus of up to 100 percent of his base salary based upon the achievement of the performance criteria set forth in the executive term sheet. Any of this bonus could have been awarded in the discretion of the board of directors. The performance criteria were meeting or exceeding revenue growth, EBITDA and cash flow targets (weighted 50 percent) and completion of strategic initiatives as outlined by the board of directors (weighted 50 percent). The executive term sheet allowed for the Board of Directors to use their discretion to pay part or all of Mr. Sheppard’s bonus eligibility. Pursuant to the executive term sheet, Mr. Sheppard’s revenue growth target for Former EveryWare for 2012 was $16.0 million, his EBITDA target for Former EveryWare for 2012 was $56.9 million and his free cash flow target for Former EveryWare for 2012 was $25.0 million. Mr. Sheppard’s strategic initiative goals were executing the Oneida restructuring plan, consolidating back office functions, creating a corporate headquarters, and developing a combined organization. For purposes of Mr. Sheppard’s bonus, EBITDA was to be calculated as net income plus interest expense, provision for income taxes and depreciation and amortization, and other adjustments as set forth in the definition of EBITDA in our senior credit agreement, and free cash flow was to be calculated as operating cash flow less cash flows from investing activities. Former EveryWare’s revenue growth for 2012 was $4.6 million, its EBITDA for 2012 (as defined above) was $49.5 million, and its free cash flow (as defined above) for 2012 was $(1.4) million. As such, Mr. Sheppard did not meet the financial performance criteria established in his term sheet, but did achieve 100 percent of his strategic initiative goals.  The Board of Directors, exercising its discretion, elected to pay Mr. Sheppard a bonus for 2012 of $450,000 pursuant to his executive term sheet. Mr. Sheppard also received a $100,000 signing bonus in April 2012 in accordance with the executive term sheet. Pursuant to the executive term sheet, Mr. Sheppard received a restricted stock grant with fair market value of $100,000 in November 2012, which was subject to transfer restrictions and a buy-back right that permitted EveryWare to repurchase the shares upon termination of employment. Mr. Sheppard received an option exercisable for shares that represented three percent of Former EveryWare’s common stock on a fully diluted basis on October 22, 2012, pursuant to the terms of his executive term sheet. Mr. Sheppard was entitled to participate in all employee benefit plans and programs maintained by Former EveryWare for its senior executives. Mr. Sheppard agreed to certain restrictive covenants, including a confidentiality agreement, an agreement not to compete with Former EveryWare for a period of 12 months following termination of employment, and an agreement not to solicit customers and employees of Former EveryWare, and not to interfere with its business relationships, for a period of 12 months following termination of employment, pursuant to a separate employee business secrets and noncompetition agreement.

On August 14, 2013, Mr. Sheppard entered into an employment agreement with us. The employment agreement replaced in its entirety the executive term sheet described above. The agreement had an initial term ending July 1, 2016, and would have automatically renewed on each anniversary of such date, unless we or Mr. Sheppard provided notice of termination of the agreement at least 90 days prior to July 1, 2016, or each anniversary of such date. During the term of the employment agreement, Mr. Sheppard was to continue serving as our Chief Executive Officer and as a member of the Board of Directors. Mr. Sheppard’s initial base salary under the employment agreement was $600,000 per year, subject to annual review by the Board of Directors and Mr. Sheppard’s target annual incentive bonus was 100 percent of his base salary with a range between 0 percent and 150 percent, with up to 50 percent of Mr. Sheppard’s annual incentive bonus payable in restricted shares of our common stock. Additionally, Mr. Sheppard received grants of options to purchase 160,000 shares of our common stock on August 30, 2013, and would have continued to receive grants of options to purchase 160,000 shares of our common stock on each of January 1, 2015, and January 1, 2016, had Mr. Sheppard remained employed by the Company through those dates. The options were and would have been granted subject to time vesting on a schedule of 20 percent per year for five years, beginning on the date of grant, provided that the vesting period for each tranche of options actually granted could accelerate under certain circumstances.

Bernard Peters

On December 13, 2012, Mr. Peters entered into an employment agreement with us. The employment agreement had a term beginning on January 9, 2013, and continues until terminated by either us or Mr. Peters.  During the term of the agreement, Mr. Peters is to continue serving as Executive Vice President and our Chief Financial Officer.  Mr. Peter’s initial base salary under the agreement is $315,000 per year, subject to annual review by the Board of Directors, and he was made eligible for an annual incentive bonus of up to 75 percent of his base salary, with 80 percent of the bonus potential based on achievement of our annual investor basis EBITDA budget approved by the Board of Directors and 20 percent of the bonus potential based on achievement of personal goals and objectives, as determined by the Chief Executive Officer and the Board of Directors.  For 2013, Mr. Peters was entitled to a minimum bonus of one-half of his 2013 bonus potential, and he received a one-time sign-on bonus of $50,000.  If, during the term of his employment, the Company adopted a comprehensive bonus plan for executives, including Mr. Peters, the determination and calculation of his bonus would, under his agreement, thereafter be subject to that plan.  Additionally, Mr. Peters was entitled to receive a stock option grant of Former EveryWare’s Class B Common Stock representing approximately one percent of the issued and outstanding share capital of Former EveryWare on a fully-diluted basis as calculated on Former EveryWare’s capitalization as of the date of his agreement and subject to approval from and at the fair market price and grant date established by the Former EveryWare Board of Directors.   The options were to be subject to the EveryWare, Inc. 2012 Stock Option Plan or such other stock option plan as Former EveryWare and its Board of Directors might establish.  Mr. Peters agreed in his employment agreement to certain restrictive covenants, including a confidentiality agreement, an agreement not to compete with the Company for a period of six months following termination of employment, and an agreement not to solicit our customers and employees and not to interfere with our business relationships for a period of six months following termination of employment.

Jacqueline Gagnon-Volles

Ms. Gagnon-Volles entered into an employment agreement with Former EveryWare on December 31, 2012. Pursuant to the employment agreement, Ms. Gagnon-Volles received an annual base salary of not less than $290,000. Under certain circumstances, Ms. Gagnon-Volles was eligible for an annual bonus of up to 90% of her base salary based upon the achievement of certain performance criteria set forth in the executive term sheet.  However, pursuant to the employment agreement, if we adopted a comprehensive bonus plan for our executives, the bonus provisions in the agreement would become null and void, and Ms. Gagnon-Volles’ bonus would be subject only to the comprehensive bonus plan adopted for our executives. Ms. Gagnon-Volles was eligible for all benefits provided to other executive employees, if she qualified for such benefits. Ms. Gagnon-Volles was entitled to a company car. Ms. Gagnon-Volles agreed in her employment agreement to certain restrictive covenants, including a confidentiality agreement, an agreement not to compete with the Company for a period of six months following termination of employment, and an agreement not to solicit our customers and employees and not to interfere with our business relationships for a period of six months following termination of employment.

Annual Management Incentive Plans

In 2013, Mr. Sheppard and Ms. Gagnon-Volles participated in the EveryWare Global, Inc. Short-Term Incentive Plan, which was approved by the Compensation Committee on August 12, 2013.  Mr. Peter’s 2013 bonus was awarded under the terms of his employment agreement.  See “—Employment Agreements—Bernard Peters.”  Ms. Gagnon-Volles 2012 bonus was awarded under the Anchor Hocking 2012 Management Incentive Plan.  Mr. Sheppard’s 2012 bonus was awarded under the terms of his executive term sheet. See “—Employment Agreements—John Sheppard.”

2013 EveryWare Global, Inc. Short-Term Incentive Plan

On August 12, 2013, the Compensation Committee approved the EveryWare Global, Inc. Short-Term Incentive Plan for 2013 (the “STIP”), which is designed to motivate and reward senior management for driving key business strategies that meet or exceed our annual financial goals. Following the recommendation of the Chief Executive Officer, the Compensation Committee designates key employees to be participants in the STIP.  Participants must be (1) actively employed by us on December 31 of each plan year, (2) hired before September 30 of the plan year, and (3) in good standing and not on any disciplinary or active performance improvement plan. Payouts under the STIP are prorated for participants who are hired or promoted to eligible positions or who experience a change in their incentive target percentage during the plan year. Each Participant has an Individual Target Award, which is expressed as a percentage of his or her base salary, based upon his or her position and scope of responsibilities as an employee. Mr. Sheppard’s Individual Target Award for 2013 was 100 percent of his base salary.  No Individual Target Award percentages were established for 2013 for Mr. Peters or Ms. Gagnon-Volles.  The maximum award that each participant may earn under the STIP was equal to 150 percent of the participant’s Individual Target Award.

In August 2013, the Compensation Committee established a range of performance goals that correspond to, and entitled participants to receive, various levels of awards based on percentage multiples of the Individual Target Award.  Each performance goal range included a level of performance designated as the “100 percent Award Level” at which the portion of the Individual Target Award attributable to that performance goal was earned.  Each range included levels of performance above and below the 100 percent performance level, ranging from a minimum of 50 percent to a maximum of 150 percent.  The calculation of awards payable to participants was a straight line calculation based upon our 2013 financial results.

The performance goals for 2013 were Adjusted EBITDA (weighted 40 percent), Free Cash Flow (weighted 20 percent), net sales growth (weighted 20 percent) and discretionary performance goals (weighted 20 percent).  EBITDA is defined as our earnings before interest, taxes, depreciation, amortization, sponsor expenses, restructuring costs and inventory write down as reported in our public financial statements. Free cash flow is defined as our cash generated from operations less capital expenditures. Net sales growth is defined as growth in net sales over the net sales shown in our audited financial statements for the fiscal year ending on December 31 of the prior plan year. For purposes of the STIP, any impact related to acquisitions and dispositions were excluded from the calculation of Adjusted EBITDA, free cash flow and net sales growth.  A bonus payment with respect to individual performance goals is at the discretion of the Compensation Committee upon the recommendation of the Chief Executive Officer and is based on personal performance, goals, and objectives.

The following table sets forth the threshold, target and maximum levels of the Adjusted EBITDA, free cash flow and net sales growth performance goals for 2013:

	Adjusted EBITDA	Free cash flow	Net sales growth	Payout percentage
Threshold	$55.0 million	$13.5 million	+4 percent	50 percent
Target	$61.0 million	$15.2 million	+8 percent	100 percent
Maximum	$67.0 million	$17.0 million	+12 percent	150 percent

For 2013, we achieved Adjusted EBITDA of $51.5 million, free cash flow was negative, and net sales growth was 1.76 percent.  Based on 2013 performance, these three performance goals contributed zero percent of each Individual Target Award (out of a possible 80 percent based on the weighting of these performance goals).  Mr. Sheppard achieved zero percent of his individual discretionary performance goals, which contributed zero percent of his Individual Target Award (out of a possible 20 percent based on the weighting of the individual discretionary performance goals), resulting in no award under the STIP.  Mr. Peters’ bonus for 2013 was determined under the terms of his employment agreement.  Ms. Gagnon-Volles received a discretionary bonus of $47,000 pursuant to the terms of her separation agreement as described below under “—Termination of Employment and Change in Control.”

Anchor Hocking 2012 Management Incentive Plan

The Anchor Hocking 2012 Management Incentive Plan was adopted by the Board of Directors of Former EveryWare on February 3, 2012. It provided for cash bonus payments based upon the achievement of performance targets set forth in the plan. The Board of Directors of Former EveryWare selected the participants in the Anchor 2012 Hocking Management Incentive Plan and determined the performance targets, target amounts, target award opportunities, and other terms and conditions of awards under the plan. At the end of the performance period after delivery of financial statements, the Board of Directors of Former EveryWare determined the extent to which the performance goals were achieved and determined the amount of the award that is payable to participants.  The Anchor Hocking 2012 Management Incentive Plan’s financial performance goals were based upon Anchor Hocking’s achievement of EBITDA and positive free cash flow relative to the Company’s plan, as well as a discretionary component representing 20 percent of the target award opportunity. Based on the performance of Anchor Hocking during 2012, the Board of Directors of Former EveryWare determined that only awards under the discretionary component of the plan could be awarded.  Ms. Gagnon-Volles, whose target award opportunity was equal to 75% of her base salary for 2012, was awarded a bonus for 2012 under the discretionary component and her award represented 18.7% of her target opportunity.  The Anchor Hocking 2012 Management Incentive Plan was replaced for 2013 and future years by the EveryWare Global, Inc. Short-Term Incentive Plan.

Equity Awards

The following table summarizes, for each of the Named Executive Officers, the number of shares of restricted stock and the number of shares of our common stock underlying outstanding stock options held as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
John Sheppard	32,000(1)	128,000(1)(4)	---	13.00	8/31/2023
	32,520(2)(4)	130,080(2)(4)	243,898(3)(4)	5.61	10/22/2022

Bernard Peters	—	21,899(1)	---	10.13	6/12/2023

Jacqueline Gagnon-Volles	3,252(2)(4)	13,008(2)(4)	24,390(3)(4)	5.61	10/22/2022

(1)

These stock options were granted in 2013.  Mr. Sheppard’s options vested 20 percent upon grant and then 20 percent per year thereafter.  Mr. Peter’s options vest 20 percent per year beginning on the first anniversary of the grant date.

(2)

These stock options were granted in 2012. They vest 20 percent per year beginning on the first anniversary of the grant date (subject to provisions related to the grantee’s death, retirement, or a change of control).

(3)

These stock options were granted in 2012. These stock options will vest upon the achievement of certain investment return thresholds as described under “Employee Stock Plans—October 22, 2012 Option Awards.” Performance-based options, once vested, only become exercisable in connection with a Change of Control.

(4)

The unexercisable and unearned options granted to Mr. Sheppard and Ms. Gagnon-Volles were forfeited upon the termination of their employment with us.  The vested portion of their stock options granted in 2012 expired when those options were not exercised within 30 days after the respective dates upon which their employment with us terminated.

Employee Stock Plans

EveryWare Global, Inc. 2012 Stock Option Plan

On September 29, 2012, Former EveryWare adopted the EveryWare Global, Inc. 2012 Stock Option Plan (the “2012 Option Plan”). The 2012 Option plan was assumed by us after the Business Combination and is administered by our Compensation Committee.  The 2012 Option Plan has been terminated and no future awards may be made under the plan.

Optionholders do not have any voting or other rights as a stockholder with respect to any shares issuable upon exercise of an option until exercise of the option and issuance of a certificate or certificates representing such shares. Options may not be transferred other than by will or the laws of descent and distribution, and may only be exercised by the participant.

Except as otherwise provided in an option agreement, if a participant’s employment with us is terminated, all of the participant’s unvested options will expire and be forfeited. If a participant dies or becomes subject to a disability, the portion of the participant’s option that is vested will expire 180 days after the date of death or disability, but in no event after its expiration date. If a participant retires with the approval of the Board, the portion of the participant’s option that is vested will expire 90 days after the date of retirement, but in no event after its expiration date. If a participant’s employment is terminated other than for cause, the portion of the participant’s option that is vested will expire 30 days after the date of termination, but in no event after its expiration date. Under all other circumstances, any portion of a participant’s option that is vested and exercisable on a participant’s termination date will expire and be forfeited on such participant’s termination date.

In the event of a Change of Control (as defined below), the Board of Directors or the Compensation Committee, in their discretion, may provide that all or any of the options shall become immediately exercisable by any participants who are employed by us at the time of the Change of Control and/or that all options shall terminate if not exercised as of the date of the Change of Control or other prescribed period of time. “Change of Control” is defined in the 2012 Option Plan, as amended at the time of the Business Combination, as any transaction or series of related transactions pursuant to which any Person (other than Monomoy Capital Partners, L.P., Monomoy Capital Partners II, L.P. or any of their affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis, or (iii) Monomoy Capital Partners, L.P. and Monomoy Capital Partners II, L.P., together with their respective affiliates, in the aggregate, own less than 50 percent of our voting equity securities.

  The 2012 Option Plan contains restrictive covenants applicable to all participants, including a confidentiality agreement, an agreement not to compete with us for a period of 12 months following termination of employment, and an agreement not to solicit our customers and employees, and not to interfere with our business relationships, for a period of 12 months following termination of employment.

The Board of Directors or Compensation Committee may amend, suspend, or terminate the 2012 Option Plan in any manner, provided that no such amendment, suspension, or termination shall impair the rights of participants under outstanding options without the consent of the affected participants.

October 22, 2012 Option Awards

On October 22, 2012, we awarded options to executive officers and employees, including certain of the Named Executive Officers. These option awards consisted of a “Type I Option” and “Type II Option” and were awarded to the Named Executive Officers in the amounts set forth below:

Name	Type I Option Shares	Type II Option Shares
John Sheppard	162,200	243,898
Jacqueline Gagnon-Volles	16,260	24,390

The Type I Options vest in five equal annual installments on the first five anniversaries of the date of grant. Upon the consummation of a Change of Control, any unvested portion of a Type I Option will vest and become exercisable in full. The Type II Option will vest and become exercisable upon the consummation of a Change of Control in which the MCP Funds have received in the aggregate, from the effective date of the 2012 Option Plan, a specified amount of net cash inflows with respect to or in exchange for our equity securities through the date of consummation of a Change of Control. If, as of the date of a Change of Control, the MCP Funds have received in the aggregate less than $151.5 million of net cash inflows, zero percent of the Type II Option will vest. If, as of the date of a Change of Control, the MCP Funds have received in the aggregate between $151.1 million and $189.1 million of net cash inflows, 30 percent of the Type II Option will vest and become exercisable. If, as of the date of a Change of Control, the MCP Funds have received in the aggregate between $189.1 million and $225.3 million of net cash inflows, between 65 percent and 100 percent of the Type II Option will vest (to be determined based on proportionate straight line vesting with $225.3 million of net cash inflows representing 100 percent vesting). The Business Combination was not a Change of Control under the terms of the options. The unvested portion of the Type I Options awarded to Mr. Sheppard and Ms. Gagnon-Volles were forfeited upon the termination of their employment with us and all of their Type II Options were so forfeited.  The vested portions of their Type I Options expired when those options were not exercised within 30 days after the respective dates upon which their employment with us terminated.

EveryWare Global, Inc. 2013 Omnibus Incentive Plan

Overview

The purpose of the 2013 Omnibus Incentive Plan (the “Omnibus Plan”) is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, directors, and consultants cash and stock-based incentive awards in order to attract, retain, and reward these individuals and strengthen the mutuality of interests between them and our stockholders.

The Omnibus Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation, and performance awards. Directors, officers, and other employees of us and our subsidiaries and affiliates, as well as others performing consulting or advisory services for us, will be eligible for grants under the Omnibus Plan. Generally, all classes of employees will be eligible to participate in the Omnibus Plan.

Share Reserve

The aggregate number of shares of common stock that may be issued or used for reference purposes under the Omnibus Plan or with respect to which awards may be granted may not exceed 870,000 shares. The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock, or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code (the “Code”) may be granted under the Omnibus Plan during any fiscal year to any eligible individual will be 174,000 shares (per type of award); provided that the total number of shares of our common stock with respect to all such awards may be granted under the Omnibus Plan during any fiscal year to any eligible individual will be 174,000 shares. There are no annual limits on the number of shares of our common stock that may be granted with respect to an award of restricted stock that is not subject to the attainment of specified performance goals. The maximum number of shares of our common stock subject to any performance award that may be granted under the Omnibus Plan during any fiscal year to any eligible individual will be 174,000 shares. The maximum value of a cash payment made under a performance award that may be granted under the Omnibus Plan during any fiscal year to any eligible individual will be $2,000,000.

The number of shares available for issuance under the Omnibus Plan may be subject to adjustment in the event of a reorganization, stock split, merger, or similar change in the corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the Omnibus Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Omnibus Plan.

Administration

The Omnibus Plan will be administered by the Compensation Committee. Among the committee’s powers will be to (i) determine the form, amount, and other terms and conditions of awards; (ii) construe or interpret any provision of the Omnibus Plan or any award agreement; (iii) amend the terms of outstanding awards; and (iv) adopt such rules, guidelines, and practices for administering the Omnibus Plan as it deems advisable. The committee will have full authority to administer and interpret the Omnibus Plan, to grant discretionary awards under the Omnibus Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the Omnibus Plan and the awards thereunder as the committee deems necessary or desirable, and to delegate authority under the Omnibus Plan to our executive officers.

Eligibility for Participation

Members of our Board of Directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the Omnibus Plan.

Award Agreement

Awards granted under the Omnibus Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions, or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the committee.

Stock Options

The committee may grant nonqualified stock options to any individuals eligible to participate in the Omnibus Plan and incentive stock options to purchase shares of our common stock only to eligible employees. The committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10 percent or greater stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10 percent or greater stockholder, 110 percent of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at grant and the exercisability of such options may be accelerated by the committee.

Stock Appreciation Rights

The committee may grant stock appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”), or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Omnibus Plan, or such other event as the committee may designate at the time of grant or thereafter.

Restricted Stock

The committee may award shares of restricted stock. Except as otherwise provided by the committee upon the award of restricted stock, the recipient generally will have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the committee will establish for each recipient the applicable performance goals, formulae, or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria discussed in general below.

Other Stock-Based Awards

The committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock, and deferred stock units under the Omnibus Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria discussed in general below.

Other Cash-Based Awards

The committee may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the committee shall determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the committee may accelerate the vesting of such award in its discretion.

Performance Awards

The committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the committee. Based on service, performance, or other factors or criteria, the committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals

The committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest, and be paid based on attainment of specified performance goals established by the committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (1) earnings per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) revenue growth, as to either gross or net revenues; (21) annual recurring net or gross revenues; (22) recurring net or gross revenues; (23) license revenues; (24) sales or market share; (25) total shareholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the committee; (28) the fair market value of a share of common stock; (29) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (30) reduction in operating expenses; (31) return on net assets or (32) other objective criteria determined by the committee in accordance with the Omnibus Plan.

To the extent permitted by law, the committee may also exclude the impact of an event or occurrence which the committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division, or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control

In connection with a change in control, as defined in the Omnibus Plan, the committee, in its discretion, may accelerate vesting of outstanding awards under the Omnibus Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination

Notwithstanding any other provision of the Omnibus Plan, our Board of Directors may at any time amend any or all of the provisions of the Omnibus Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Omnibus Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension, or termination may not be adversely affected without the consent of such participant.

Transferability

Awards granted under the Omnibus Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards

The Omnibus Plan provides that awards granted under the Omnibus Plan are subject to any recoupment policy we may have, including the clawback of “incentive-based compensation” under the Exchange Act, or under any applicable rules and regulations promulgated by the SEC.

2013 Option Awards

During 2013, we awarded options to executive officers and employees under the Omnibus Plan, including certain of the Named Executive Officers.  On June 12, 2013, we awarded 121,899 options to Mr. Peters, and on August 31, 2013, we awarded 160,000 options to Mr. Sheppard.  The options awarded will vest at the rate of 20 percent per year from the date of the award.  Mr. Sheppard’s options were forfeited upon the termination of his employment with us.

Post-Retirement Benefits

401(k) Plan

We maintain tax-qualified defined contribution plans meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of our U.S. employees. The two 401(k) plans are available on the same terms to all of our U.S. employees, including our Named Executive Officers. Each participant can elect to contribute from 0 percent to 100 percent of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, the Company has the option to match a participant’s contributions to the 401(k) plan. A participant is always vested in his or her own salary reduction contributions and in amounts credited to his or her account as company-matching contributions.

Termination of Employment and Change in Control

John Sheppard

Mr. Sheppard’s employment agreement provided that if his employment was terminated by us other than for Cause (as defined in the employment agreement) or if Mr. Sheppard terminated his employment for Good Reason (as defined in the employment agreement), in each case prior to the termination of the employment agreement, then Mr. Sheppard would be entitled to all accrued and unpaid salary, bonus, and other benefits and continuation of his then current salary for a period of 18 months post-termination. The post-termination payments described above were subject to Mr. Sheppard’s execution of a release and waiver of all claims against us and his compliance with certain restrictive covenants, including a two-year noncompetition covenant and two-year non-solicitation covenant.  Mr. Sheppard’s employment with us was terminated without Cause on February 24, 2014.  In accordance with his employment agreement, he executed an agreement in connection with his departure containing the release and waiver referred to above, and he will be paid an amount equal to 18 months of his base salary rate at the time of termination, paid in accordance with our regular payroll processes over that period of time following the date of termination.

Bernard Peters

Pursuant to his employment agreement, if Mr. Peters is terminated without cause, he is entitled to receive an amount equal to six months of his base salary in effect at the time of termination. If Mr. Peters is terminated for cause, he will not be entitled to severance. If Mr. Peters’ employment is terminated upon death or disability, he is entitled to receive a prorated bonus for the year in which the termination occurred.

Jacqueline Gagnon-Volles

Under her employment agreement, if Ms. Gagnon-Volles was terminated without cause, she was entitled to receive an amount equal to six months of her base salary in effect at the time of termination. Ms. Gagnon-Volles’ employment with us terminated without cause on February 19, 2014, and we have entered into a Confidential Separation Agreement and General Release with her. The agreement provides for: (i) continued salary payments in accordance with regular payroll practices for six months, for a total of $145,000; (ii) nine months of continued health and dental coverage at Ms. Volles’ current employee rate; (iii) a bonus payment for 2013 of $47,000; (iv) an additional lump-sum payment in the amount of $39,280; (v) reimbursement of $38,220 of legal expenses incurred in connection with the negotiation of the separation agreement; (vi) waiver of the non-compete provisions contained in Ms. Volles’ employment agreement; and (vii) an agreement not to contest Ms. Volles’ application for unemployment benefits. The benefits provided in the separation agreement were provided in lieu of the benefits Ms. Volles would have been entitled to under the terms of her employment agreement.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board of Directors assists in fulfilling the Board of Directors’ responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. Management has the responsibility for the preparation of our financial statements, and the independent registered public accounting firm has the responsibility for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The Committee has:

•

reviewed and discussed the audited financial statements with management;

•

discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•

received the written disclosure and letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Committee concerning independence, and has discussed with BDO USA, LLP the independence of that firm; and

•

requested and reviewed additional supporting analyses in conjunction with the preparation of the Company’s financial statements.

Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

THE AUDIT COMMITTEE

Barry L. Kasoff, Chair

Ronald D. McCray

Ron Wainshal

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides the aggregate fees paid or accrued by the Company to its independent registered public accounting firm, BDO USA, LLP (“BDO”), for the years ended December 31, 2012 and 2013, respectively:

	2012	2013
Audit Fees(1)	$502,802	$1,004,642
Audit-Related Fees	--------	------
Total Audit and Audit-Related Fees	$502,802	$1,004,642
Tax Fees(2)	$5,025	$6,464
All Other Fees	-------	------

Total	$507,827	$1,011,106

(1)

Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, audit services in 2013 in connection with the Business Combination and our Registration Statement on Form S-3, and consents related to filings with the SEC.

(2)

Primarily fees for tax compliance, tax planning and tax audits. In 2013, the payments were all in connection with tax audit services.

The Audit Committee annually approves the scope and fees payable for the year-end audit, statutory audits, and employee benefit plan audits to be performed by the independent registered public accounting firm for the next fiscal year. Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested. The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent registered public accounting firm. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee. For 2012 and 2013, the Audit Committee, either itself directly or through its Chair, pre-approved all Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees. The Company’s Chief Financial Officer summarizes on an annual basis the external auditor services and fees paid for pre-approved services and reports on a quarterly basis if there are any new services being requested requiring pre-approval by the Audit Committee.

All of the services provided by BDO in 2012 and 2013 were approved in accordance with the foregoing policies and procedures.

Change of the Company’s Independent Registered Public Accounting Firm

On May 21, 2013, in connection with the closing of the Business Combination, we engaged BDO USA, LLC, Former EveryWare’s independent accountant prior to the Business Combination, as our independent registered public accounting firm to audit the combined company’s financial statements.  Our Board of Directors approved the change of accountants to BDO USA, LLC.  Accordingly, as of May 21, 2013, Rothstein Kass, ROI’s independent accountant prior to the Business Combination, was informed that it would be dismissed as our independent accountant following the filing of our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

During the two fiscal years ended December 31, 2011 and 2012, and the subsequent interim period through May 21, 2013, there were no: (1) disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreements if not resolved to its satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Rothstein Kass on the consolidated balance sheets, statements of income, stockholders equity, and cash flows of ROI for the years ended December 31, 2012 and 2011, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

We furnished a copy of the disclosures above under this heading to Rothstein Kass and requested that Rothstein Kass furnish us with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter from Rothstein Kass was attached as Exhibit 16.2 our Current Report on Form 8-K filed on May 28, 2013.

During the last two fiscal years and subsequent interim periods preceding its engagement, BDO USA, LLC was not consulted on any matter relating to the application of accounting principles with respect to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

ADVISORY VOTE TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors appointed BDO USA, LLP (“BDO”), as our independent registered public accounting firm for the current fiscal year. The Audit Committee and the Board of Directors seek to have the stockholders ratify this appointment. Representatives of BDO are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

Although stockholder ratification is not required under the laws of the State of Delaware, the Audit Committee and the Board of Directors are submitting the appointment of BDO to our stockholders for an advisory vote on ratification at the Annual Meeting as a matter of good corporate governance in order to provide a means by which stockholders may communicate their opinion with respect to this matter.  If the appointment of BDO is not ratified by the stockholders, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of BDO is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING
AND NOMINATIONS OF DIRECTORS

Our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Notice of a stockholder proposal or director nomination for the 2015 Annual Meeting must be received no later than February 13, 2015, and no earlier than January 14, 2015, and must contain certain information and conform to certain requirements specified in the By-laws. If the Chairman determines at the Annual Meeting that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard the proposal or nomination.

If a stockholder intends to present a proposal at the 2015 Annual Meeting of Stockholders and seeks to have the proposal included in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 15, 2014. The proposal must also satisfy the other requirements of the rules of the SEC relating to stockholder proposals.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2015 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the By-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Any proposals, as well as any related questions, should be directed to: Secretary, EveryWare Global, Inc., 519 North Pierce Avenue, Lancaster, OH 43130.

OTHER MATTERS

Our audited financial statements as of and for the year ended December 31, 2013, together with the report thereon of BDO, the Company’s independent registered public accounting firm for the year ended December 31, 2013, are included in our 2013 Annual Report under the Exchange Act. A copy of the 2013 Annual Report on Form 10-K is included as our 2013 Annual Report to Stockholders and is being furnished on the internet to stockholders together with this Proxy Statement.

We are requesting banks, brokers, and other custodians, nominees, and fiduciaries to forward the Notice of Internet Availability of Proxy Materials to the beneficial owners of shares of our common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request. The Company does not plan to engage a third party to assist it in the solicitation of proxies. Solicitation of proxies may be made by our officers and employees, via personal contacts, telephone, or email. The cost of soliciting proxies will be borne by the Company.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By order of the Board of Directors,

Erika Schoenberger
Assistant Secretary

Lancaster, Ohio
April 14, 2014

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

EVERYWARE GLOBAL, INC. ATTN: ERIKA SCHOENBERGER 519 N. PIERCE AVEUE LANCASTER, OH 43130

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1	Election of Directors			0	0	0
	Nominees:

	01	William Krueger	02	Ronald D. McCray	03	Ron Wainshal

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2	The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accountanting firm for 2014.							0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K WRAP is/are available at www.proxyvote.com.

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EVERYWARE GLOBAL, INC.
Annual Meeting of Shareholders May 14, 2014
This proxy is solicited by the Board of Directors

The undersigned stockholder of EveryWare Global, Inc. (the “Company”) hereby appoints Sam A. Solomon, Bernard Peters, and Erika Schoenberger, and each of them, as attorneys-in-fact and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2014, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on March 17, 2014, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE THREE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

Continued and to be signed on reverse side